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                                                                   EXHIBIT 14(a)



                         INDEPENDENT AUDITORS' CONSENT


The Board of Trustees and Shareholders
AIM Municipal Bond Fund:

We consent to the use of our report on the AIM Municipal Bond Fund (a portfolio of AIM Funds Group) dated February 7, 1997 included herein and the references to our firm under the headings "Financial Highlights" and Financial Statements in the Prospectus.


                                        /s/  KPMG PEAT MARWICK LLP

                                        KPMG Peat Marwick LLP

Houston, Texas
May 15, 1997





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                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Mosher, Inc.:

We consent to the use of our report on Mosher, Inc. dated January 17, 1997 included herein.


                                        /s/  KPMG PEAT MARWICK LLP

                                        KPMG Peat Marwick LLP

Houston, Texas
May 15, 1997